EXHIBIT 99.1

CONTACT:	Stockholder Relations 214/ 874-2354	FOR IMMEDIATE RELEASE
CAPSTEAD MORTGAGE CORPORATION
ANNOUNCES FOURTH QUARTER 2007 RESULTS,
SETS RECORD DATE FOR ANNUAL MEETING AND
ESTABLISHES COMMON DIVIDEND SCHEDULE FOR 2008
Fourth Quarter Highlights
•	Earnings totaled $15.9 million or $0.31 per diluted common share

•	Financing spreads more than doubled

•	Raised $206 million in common equity capital during quarter

•	Proceeds from offerings invested in Fannie Mae, Freddie Mac and Ginnie Mae-guaranteed residential adjustable-rate mortgage securities

•	Subsequent to the fourth quarter, raised additional $118 million in common equity capital
     DALLAS — February 7, 2008 — Capstead Mortgage Corporation (NYSE: CMO) today reported net income of $15,860,000 for the quarter ended December 31, 2007 compared to net income of $2,350,000 for the fourth quarter of 2006. After considering preferred share dividends, the Company earned $0.31 per diluted common share for the fourth quarter of 2007 compared to a loss of $0.14 per diluted common share for the fourth quarter of 2006. Net income for the year ended December 31, 2007 was $24,713,000, or earnings of $0.19 per diluted common share compared to net income of $3,843,000 or a loss of $0.87 per diluted common share for the year ended December 31, 2006.
Fourth Quarter Results and Related Discussion
     Capstead’s earnings improved significantly during the fourth quarter with marked increases in financing spreads and net interest margins on the Company’s core investment portfolio of agency-guaranteed residential adjustable-rate mortgage, or ARM, securities. Financing spreads (the difference between yields on the Company’s investments and rates charged on related borrowings) for the fourth quarter more than doubled from the third quarter of 2007 to 93 basis points. While portfolio yields were higher by 13 basis points during the fourth quarter, most of the improvement in financing spreads was a result of significantly lower borrowing rates which benefited from actions taken by the Federal Reserve Open Market Committee beginning in September 2007 to lower the federal funds target rate a total of 100 basis points to 4.25% by year end. While the full benefit of these rate reductions will not be realized until the first quarter of 2008, the Company’s borrowing rates averaged 38 basis points lower during the fourth quarter than in the third quarter. Net interest margins also benefited from higher average portfolio balances reflecting portfolio acquisitions made with proceeds from common equity offerings completed during the quarter. Proceeds from these offerings were fully deployed by year-end into additional agency-guaranteed residential ARM securities. Earnings also benefited from higher overnight investment balances as these proceeds were being deployed.
     Portfolio yields averaged 5.80% during the fourth quarter of 2007, benefiting from higher yields on acquisitions made early in the fourth quarter as well as higher coupon interest rates on the underlying mortgage loans that reset during the period, favorable mortgage prepayment experience, and the sale of $809 million of lower yielding securities during the third quarter. These third quarter sales were deemed necessary in order to proactively reduce the Company’s portfolio leverage (secured borrowings divided by long-term investment capital) from 11.5 to 1 to approximately 10 to 1 in light of contracting market liquidity conditions encountered during August and early September. The Company ended the year with a leverage ratio of 9.8 to 1. Acquisitions for the fourth quarter totaled $2.7 billion while runoff totaled $380 million and assets sales totaled $41 million. The Company ended the year with a total investment portfolio of $7.1 billion, up from $4.8 billion at the end of the third quarter. Mortgage prepayments were significantly lower during the fourth quarter at an annualized runoff rate of 24% compared to 30% during the previous quarter reflecting seasonal factors, larger holdings of longer-to-reset ARM securities and a generally less favorable mortgage lending environment. Yields on ARM securities fluctuate with changes in mortgage prepayments and adjust over time to more current interest rates as coupon interest rates on the underlying mortgage loans reset.
     Interest rates on borrowings secured by residential mortgage securities averaged 4.87% during the fourth quarter of 2007 compared to 5.25% during the third quarter of 2007 having benefited from the reductions in the federal funds rate as well as the use of even lower rate two-year interest rate swap agreements to effectively lock in attractive financing spreads on investments in longer-to-reset ARM securities for a significant portion of the fixed-rate terms of these investments. Capstead’s two-year swap positions totaled $900 million in notional amount at a fixed rate of 4.03% as of December 31, 2007 and augmented the Company’s existing longer-term committed borrowings which totaled $1.5 billion at year-end with an average rate of 5.02% and an average maturity of 15 months. Subsequent to year-end, the Company entered into an additional $600 million notional amount of two-year swap positions at an average rate of 3.00% to further lock in favorable financing spreads on its longer-to-reset investments.
Recent Common Equity Offerings
     In October 2007, Capstead completed a public offering for 11.5 million common shares at a price of $9.75 per share, raising $105.5 million after underwriting discounts and offering expenses. In November 2007, the Company completed a second public offering for 9.2 million common shares at a price of $10.73 per share, raising $93.5 million after underwriting discounts and offering expenses. Additionally, from November 30, 2007 through December 31, 2007 the Company sold 547,900 common shares through a continuous offering program at an average price of $13.04 per share, raising $6.9 million after underwriting discounts and offering expenses. In total, these issuances increased common equity capital by $206 million and were accretive to year-end book value by approximately $1.11 per common share.
     Subsequent to year-end, Capstead completed its third public offering for an additional 8.0 million common shares at a price of $15.50 per share, raising an estimated $117.9 million after underwriting discounts and offering expenses. This offering closed February 1, 2008 and as in the prior offerings, proceeds are being deployed into additional agency-guaranteed residential ARM securities. The accompanying December 31, 2007 financial statements and related disclosures do not reflect the results of this latest offering of shares.
Book Value per Common Share
     As of December 31, 2007, Capstead’s book value per common share was $9.25, an improvement of $1.68 from September 30, 2007 and $1.12 from December 31, 2006, largely attributable to accretion from the common equity offerings that closed prior to year-end and improvements in the value of the residential mortgage securities portfolio, nearly all of which is reflected at fair value on the Company’s balance sheet. The year-end book value excludes an additional $0.90 per common share in accretion from the February 1, 2008 common equity offering and further improvements in portfolio values since year-end. Unlike the Company’s interest rate swap positions, which are reflected on the balance sheet at fair value and therefore included in the calculation of book value per common share, unrealized gains or losses on the Company’s longer-term committed borrowings supporting longer-to-reset ARM securities are not reflected in book value. As of December 31, 2007, these longer-term borrowings consisted of a series of relatively high rate borrowings with remaining terms of from nine to 20 months and unrealized losses totaling $18.0 million. As these borrowings approach maturity, related unrealized losses will decline and ultimately be eliminated.
Management Remarks
     Commenting on current results and market conditions, Andrew F. Jacobs, President and Chief Executive Officer said, “With the action taken by the Federal Reserve last week to reduce its federal funds target rate by an additional 50 basis points, the target rate now stands at 3.00%, down 225 basis points from late last summer and down 125 basis points since year-end. As a result, our borrowing rates are declining rapidly and we are enjoying expanding financing spreads and net interest margins on our core portfolio of agency-guaranteed residential ARM securities. Recent results have also benefited from favorable mortgage prepayment experience reflecting national trends toward declining home values and tighter mortgage loan underwriting standards.
     “For investment firms like Capstead that focus on holding agency-guaranteed residential mortgage securities, we are cautiously optimistic that the turbulent credit markets experienced the last two quarters are largely behind us. At Capstead, we believe we have improved our ability to withstand periods of contracting market liquidity by lowering our leverage to approximately 10 to 1, expanding the number of lending counterparties with which we routinely do business, and bolstering our long-term investment capital by raising approximately $324 million in common equity capital over the last four months.
     “Having taken these steps, we are confident that our core investment strategy of conservatively managing a leveraged portfolio of agency-guaranteed residential ARM securities can produce attractive risk-adjusted returns over the long term while reducing but not eliminating sensitivity to changes in interest rates. In the near term we intend to focus our efforts on growing our core residential ARM securities portfolio with the expectation of earning attractive returns on these assets in the coming quarters.”

Earnings Conference Call Details
     An earnings conference call and live webcast will be hosted Monday, February 11, 2008 at 11:00 a.m. EST. The conference call may be accessed by dialing toll free (877) 407-0778 in the U.S. and Canada or (201) 689-8565 for international callers. A replay of the call can be accessed by dialing toll free (877) 660-6853 in the U.S. and Canada or (201) 612-7415 for international callers and entering account number 286 and conference ID 268144. A live audio webcast of the conference call can be accessed in the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days. Prior to the conference call a related presentation will be filed with the Securities and Exchange Commission and posted to the Company’s website.
Annual Meeting Record Date
     The record date for determining stockholders entitled to notice of and vote at Capstead’s annual meeting of stockholders to be held on May 1, 2008 will be the close of business on February 20. The Company’s proxy statement and annual report will be mailed to stockholders on or about March 21, 2008.
Scheduled 2008 Common Share Dividend Dates

Quarter	Declaration Date	Record Date	Payable Date
First	March 13	March 31	April 21
Second	June 12	June 30	July 21
Third	September 11	September 30	October 20
Fourth	December 11	December 31	January 20, 2009
About Capstead
     Capstead Mortgage Corporation, formed in 1985 and based in Dallas, Texas, is a self-managed real estate investment trust for federal income tax purposes. Capstead’s core strategy is managing a leveraged portfolio of residential mortgage securities consisting almost exclusively of ARM securities issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. Agency-guaranteed residential mortgage securities carry an actual or implied AAA credit rating with limited, if any, credit risk. Capstead may also augment its core portfolio with investments in credit-sensitive commercial real estate-related assets.
Forward-looking Statements
     This document contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Capstead’s actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company’s investments and other factors. As discussed in the Company’s filings with the Securities and

Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable qualifying investments from both an investment return and regulatory perspective, the availability of new investment capital, fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. In addition to the above considerations, actual results and liquidity related to investments in loans secured by commercial real estate are affected by borrower performance under operating and/or development plans, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs, among other factors.

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2007	December 31, 2006
	(unaudited)

Assets
Mortgage securities and similar investments ($6.7 billion pledged under repurchase arrangements)	$7,108,719	$5,252,399
Investments in unconsolidated affiliates	3,117	20,073
Receivables and other assets	90,437	69,869
Cash and cash equivalents	6,653	5,661

	$7,208,926	$5,348,002

Liabilities
Repurchase arrangements and similar borrowings	$6,500,362	$4,876,134
Unsecured borrowings	103,095	103,095
Interest rate swap agreements at fair value	2,384	—
Common stock dividend payable	9,786	385
Accounts payable and accrued expenses	32,382	28,426

	6,648,009	5,008,040

Stockholders’ equity
Preferred stock — $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A, 202 shares issued and outstanding at December 31, 2007 and December 31, 2006 ($3,317 aggregate liquidation preference)	2,828	2,828
$1.26 Cumulative Convertible Preferred Stock, Series B, 15,819 shares issued and outstanding at December 31, 2007 and December 31, 2006 ($180,025 aggregate liquidation preference)	176,705	176,705
Common stock — $0.01 par value; 100,000 shares authorized:
40,819 and 19,253 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	408	192
Paid-in capital	702,170	497,418
Accumulated deficit	(358,155)	(354,617)
Accumulated other comprehensive income	36,961	17,436

	560,917	339,962

	$7,208,926	$5,348,002

Book value per common share (calculated assuming liquidation preferences for the Series A and B preferred shares and excludes the benefit of accretion from issuing 8.0 million common shares on February 1, 2008 at $15.50 per share before underwriting discounts and offering expenses)	$9.25	$8.13

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31		December 31
	2007	2006	2007	2006
	(unaudited)		(unaudited)

Mortgage securities and similar investments:
Interest income	$87,812	$70,354	$310,698	$242,859
Interest expense	(69,727)	(65,085)	(266,901)	(228,379)

	18,085	5,269	43,797	14,480

Other revenue (expense):
Gain (loss) from portfolio restructuring	593	—	(7,683)	—
Other revenue	852	162	2,234	591
Interest expense on unsecured borrowings	(2,187)	(2,187)	(8,747)	(7,142)
Other operating expense	(1,780)	(1,578)	(6,671)	(6,454)

	(2,522)	(3,603)	(20,867)	(13,005)

Income before equity in earnings of unconsolidated affiliates	15,563	1,666	22,930	1,475

Equity in earnings of unconsolidated affiliates	297	684	1,783	2,368

Net income	$15,860	$2,350	$24,713	$3,843

Net income available (loss attributable) to common stockholders:
Net income	$15,860	$2,350	$24,713	$3,843
Less cash dividends paid on preferred stock	(5,064)	(5,064)	(20,256)	(20,256)

	$10,796	$(2,714)	$4,457	$(16,413)

Basic and diluted earnings (loss) per common share	$0.31	$(0.14)	$0.19	$(0.87)

Cash dividends declared per share:
Common	$0.240	$0.020	$0.340	$0.080
Series A Preferred	0.400	0.400	1.600	1.600
Series B Preferred	0.315	0.315	1.260	1.260

CAPSTEAD MORTGAGE CORPORATION
MARKET VALUE ANALYSIS
(in thousands, unaudited)

	December 31, 2007					December 31, 2006
	Principal			Market	Unrealized Gains	Unrealized Gains
	Balance	Premiums	Basis	Value	(Losses)	(Losses)
Mortgage securities held available-for-sale: (a) (b)
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$272	$1	$273	$296	$23	$24
Current-reset ARMs	2,997,319	38,538	3,035,857	3,046,372	10,515	12,281
Longer-to-reset ARMs	3,385,454	50,479	3,435,933	3,461,075	25,142	1,044
Ginnie Mae:
Current-reset ARMs	515,091	2,465	517,556	521,288	3,732	3,602

	6,898,136	91,483	6,989,619	7,029,031	39,412	16,951

Non-agency securities (c)	—	—	—	—	—	328

	$6,898,136	$91,483	$6,989,619	$7,029,031	$39,412	$17,279

Mortgage securities held-to-maturity: (a) (b)
Collateral released from structured financings:
Agency-guaranteed securities:
Fixed-rate	$12,807	$35	$12,842	$13,182	$340	$305
Non-agency securities (c)	—	—	—	—	—	313
Collateral for structured financings	5,162	86	5,248	5,248	—	—

	$17,969	$121	$18,090	$18,430	$340	$618

Longer-term borrowings supporting investments in longer-to-reset ARM securities (d)			$1,496,114	$1,514,143	$(18,029)	$2,969

Interest rate swap positions (e)				$(2,384)	$(2,505)	$—

(a)	Unrealized gains and losses on mortgage securities classified as available-for-sale are recorded in stockholders’ equity as a component of “Accumulated other comprehensive income.” Gains or losses are generally recognized in earnings only if sold. Mortgage securities classified as held-to-maturity are carried on the balance sheet at amortized cost. Investments in unsecuritized loans are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (18 months or less for “current-reset” ARM securities, and greater than 18 months for “longer-to-reset” ARM securities). As of December 31, 2007 average months-to-roll for current-reset and longer-to-reset ARM securities were four months and 47 months, respectively. Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps.

(c)	During the fourth quarter of 2007, the Company sold $18.5 million of the mortgage loans underlying its holdings of non-agency securities. The Company’s remaining $18.6 million of the underlying loans are now carried as whole loans on the balance sheet and excluded from the available-for-sale and held-to-maturity classifications for financial reporting purposes.

(d)	Unrealized gains or losses on the Company’s liabilities, such as its longer-term committed borrowings supporting investments in longer-to-reset ARM securities, are carried on the balance sheet at amortized cost. As of December 31, 2007 these borrowings had an average maturity of 15 months at an average rate of 5.02%.

(e)	During the fourth quarter of 2007, the Company began using two-year interest rate swap agreements to effectively lock in financing spreads on investments in longer-to-reset ARM securities. As of December 31, 2007, swap positions with notional amounts totaling $900 million were carried on the balance sheet at fair value. Related unrealized gains or losses arising while designated as cash flow hedges are reflected as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

CAPSTEAD MORTGAGE CORPORATION
MORTGAGE SECURITIES AND SIMILAR INVESTMENTS
YIELD/COST ANALYSIS
(dollars in thousands)
(unaudited)

	4th Quarter Average(a)			As of December 31, 2007		Projected	Lifetime
				Premiums		1st Quarter	Runoff
	Basis	Yield/Cost	Runoff	(Discounts)	Basis(a)	Yield/Cost(b)	Assumptions
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$13,537	6.43%	19%	$36	$13,115	6.43%	38%
ARMs	5,435,642	5.78	23	89,017	6,471,790	5.71	32
Ginnie Mae ARMs	544,640	5.62	32	2,465	517,556	5.44	29

	5,993,819	5.77	24	91,518	7,002,461	5.69	31

Unsecuritized residential mortgage loans:
Fixed-rate	9,724	7.14	16	(3)	7,409	6.89	37
ARMs	16,110	7.05	14	96	11,193	6.08	38

	25,834	7.08	15	93	18,602	6.38	38
Commercial loans	26,541	12.21	17	(439)	42,996	10.58	—
Collateral for structured financings	5,224	8.07	3	86	5,248	8.04	30

	6,051,418	5.80	24	$91,258	7,069,307	5.70	31

Related borrowings:
30-day interest rates	4,060,998	4.81			4,978,026	3.92
> 30-day interest rates	1,520,051	5.01			1,496,114	5.02
Commercial loan financing	11,855	8.21			20,974	8.55
Structured financings	5,224	8.07			5,248	8.04

	5,598,128	4.87			6,500,362	4.18

Capital employed/ financing spread	$453,290	0.93			$568,945	1.52

Return on assets (c)		1.20				1.86

(a)	Basis represents the Company’s investment before unrealized gains and losses. Asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.

(b)	Projected annualized yields and borrowing rates reflect management’s expectations as of the date of this press release for first quarter portfolio acquisitions, ARM coupon resets, runoff rates and borrowing conditions, assuming no further changes in the federal funds rate beyond the 125 basis points in reductions in January 2008. Actual yields realized in future periods largely depend upon (i) changes in portfolio composition, (ii) ARM coupon resets, which are based on underlying indexes, (iii) runoff and (iv) changes in lifetime runoff assumptions. Interest rates on borrowings that reset every 30 days are generally based on a margin over the federal funds rate and therefore largely depend on changes or anticipated changes in the federal funds rate and market liquidity. In addition, projected 30-day borrowing rates include the effect of interest rate swap agreements utilized by the Company to effectively lock in financing spreads on investments in longer-to-reset ARM securities.

(c)	The Company generally uses its liquidity to pay down borrowings. Return on assets is calculated on an annualized basis assuming the use of this liquidity to reduce borrowing costs.